Exhibit 99.1

Contact:

Kevin Trosian

Vice President, Investor Relations

(805) 383-5888

Kevin.Trosian@Power-One.com

POWER-ONE POSTS STRONG FIRST QUARTER 2010 RESULTS

•                  Revenue rises to $152 million, up 56% year-over-year

•                  Net income of $3.8 million and diluted EPS of $0.04

•                  Bookings increase over 480% year-over-year to $453 million

Camarillo, CA, April 29, 2010 — Power-One, Inc. (NASDAQ: PWER), a leading provider of renewable energy and energy-efficient power conversion and power management solutions, today announced financial results for the first quarter 2010. Power-One recorded net sales of $152 million for the first quarter ended April 4, 2010, an increase of 56% from the first quarter 2009.  Net income attributable to common stockholders for the first quarter was $3.8 million, or $0.04 per diluted share, compared to a net loss of $61 million, or $0.70 per share for the same period last year.

Renewable energy products again recorded strong sequential revenue gains in the first quarter 2010, with positive demand trends continuing in 2010. The company’s renewable energy products posted a record $82 million in revenue for the first quarter 2010, equating to a year-over-year increase of 556% from $13 million in the first quarter 2009. For the first time, renewable energy products contributed the majority of the company’s revenue, at 54% of total sales in the quarter, versus 13% in the first quarter of 2009. Power-One’s power products generated revenue of $70 million in the first quarter 2010 versus $85 million in the same period of 2009, with the majority of the decline due to component shortages experienced in the industry.  Total 90-day backlog showed extraordinary growth, as Power-One posted $205 million in 90-day backlog. The renewable energy products 90-day backlog rose to $142 million, while the power products backlog grew to $63 million.

Power-One expanded gross margin for the fourth consecutive quarter, improving to 30% in the first quarter of 2010, compared with 14% for the same period last year. Volume increases, a favorable product mix, improved processes and supply chain management contributed to the expansion. Gross margin was negatively affected by approximately $1.6 million in charges related to the closure of the Dominican Republic facility. Operating income for the first quarter 2010 was $21.1 million, or 14% of revenue, and was impacted by $2.6 million in total charges related to the closure of the Dominican Republic facility, slated to be completed by the end of the second quarter 2010.  Net income included a $5.7 million dollar loss from the repurchase of $4.5 million in face value of Power-One’s 8% Senior Secured Convertible Notes due 2013.

“Renewable energy products once again showed considerable strength, driving sales and gross margin improvements for Power-One,” commented Richard Thompson, Chief Executive Officer. “With the growth in renewable energy and the restructuring of our power products, we are excited with our near-term opportunities. We are expanding capacity for our renewable energy inverters, signing new licensing agreements with marquee customers for our digital power technology and recording significant wins across most product lines.”

“Based on the strength and efficiency of our products and technology, we believe that we are taking market share,” continued Mr. Thompson. “Strategically, we are continuing to introduce new products and streamline manufacturing costs while expanding our global presence.”

Business Outlook

Consistent with prior quarters, the Company is not providing financial guidance for the quarter or the year.

Earnings Conference Call

Power-One will discuss its 2010 first quarter results today beginning at 2:00 p.m. Pacific Time.  The call will be available over the Internet through the Company’s investor relations Web site at http://investor.power-one.com.   To listen to the call, please go to the Web site at least 10 minutes early to register, download, and install any necessary audio software.  For those who cannot listen to the live broadcast, the webcast will be available on the investor relations section of the Company’s Web site at http://investor.power-one.com throughout the current quarter.

About Power-One

Power-One designs and manufactures energy-efficient power conversion and power management solutions for alternative/renewable energy, routers, data storage and servers, wireless communications, optical networking, semiconductor test equipment, industrial markets and custom applications. Power-One, with headquarters in Camarillo, California, has global sales offices, manufacturing, and R&D operations in Asia, Europe, and the Americas. Power-One is a public company listed on NASDAQ under the ticker symbol PWER.  For more information about the Company, please visit www.Power-One.com.

Safe Harbor Statement

Statements made in this press release which state the Company’s or management’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and may include statements regarding anticipated future productivity. It is important to note that future performance and actual results could differ materially from those discussed in or underlying such forward-looking statements as a result of risks and uncertainties that cannot be predicted or quantified and that are beyond the Company’s control. Important factors that could cause actual results to differ materially include, but are not limited to: economic conditions in general and business conditions in the power supplies and renewable energy markets; foreign exchange rates; the Company’s ability to improve its operational and supply chain efficiencies; competitive factors such as pricing and technology; the timing and results achieved in completing product manufacturing transitions to Company facilities in China or other low-cost locations;  the threat of a prolonged economic slowdown or a lengthy or severe recession; continued volatility of the financial markets, including fluctuations in interest rates and trading prices of the Company’s equity securities; the results of pending legal proceedings; the Company’s ability to secure market share in higher margin, high-growth markets; the market growth of product sectors targeted by the Company as sectors of focus; and the Company’s ability to increase working capital.  Additional information concerning factors that could cause actual results to differ materially from expectations expressed in this press release are described in the Company’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 from time to time, which are also available through the Company’s Website at www.power-one.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Power-One undertakes no obligation to publicly update or revise any forward-looking statement.

POWER-ONE, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended
	April 4,	March 29,
	2010	2009

NET SALES	$152,377	$97,840
COST OF GOODS SOLD	106,649	83,975
GROSS PROFIT	45,728	13,865

GENERAL AND ADMINISTRATIVE
Selling, general and administrative	14,974	13,186
Research and development	8,378	7,508
Amortization of intangibles	377	402
Restructuring costs	929	1,131
Goodwill impairment	—	56,999
Total expenses	24,658	79,226

INCOME (LOSS) FROM OPERATIONS	21,070	(65,361)

INTEREST AND OTHER INCOME (EXPENSE):
Interest income	—	205
Interest expense	(2,019)	(2,125)
Other income (expense), net	(4,858)	5,114
Total interest and other income (expense)	(6,877)	3,194

INCOME (LOSS) BEFORE INCOME TAXES	14,193	(62,167)

PROVISION (BENEFIT) FOR INCOME TAXES	9,700	(852)
EQUITY IN EARNINGS FROM JOINT VENTURE	108	141
NET INCOME (LOSS)	$4,601	$(61,174)

PREFERRED STOCK DIVIDEND AND ACCRETION	851	—

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$3,750	$(61,174)

BASIC INCOME (LOSS) PER SHARE	$0.04	$(0.70)
DILUTED INCOME (LOSS) PER SHARE	$0.04	$(0.70)

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING	88,300	87,865
DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	95,562	87,865

POWER-ONE, INC.

CONSOLIDATED BALANCE SHEET

(In thousands)

(UNAUDITED)

	April 4,	January 3,
	2010	2010

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$101,114	$89,553
Accounts receivable:
Trade (net of allowance)	120,669	119,783
Other	2,583	2,763
Inventories	77,380	73,173
Prepaid expenses and other current assets	10,821	10,612

Total current assets	312,567	295,884

PROPERTY AND EQUIPMENT, net	47,312	48,906
INTANGIBLE ASSETS, net	17,868	18,602
OTHER ASSETS	8,141	7,943

TOTAL ASSETS	$385,888	$371,335

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Bank credit facilities and notes payable	$—	$504
Accounts payable	101,387	89,074
Restructuring reserve	6,647	6,866
Long-term debt, current portion	1,257	1,269
Other accrued expenses and current liabilities	42,891	38,080

Total current liabilities	152,182	135,793

LONG-TERM DEBT, less current portion	73,174	78,146
OTHER LONG-TERM LIABILITIES	19,700	16,281

REDEEMABLE CONVERTIBLE PREFERRED STOCK	18,793	18,533

STOCKHOLDERS’ EQUITY:
Common stock	88	88
Additional paid-in capital	620,237	620,261
Accumulated other comprehensive income	34,147	39,267
Accumulated deficit	(532,433)	(537,034)

Total stockholders’ equity	122,039	122,582

TOTAL LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY	$385,888	$371,335

POWER-ONE, INC.

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(UNAUDITED)

	Three Months Ended
	April 4,	March 29,
	2010	2009

Orders	$452,825	$76,854

Sales	$152,377	$97,840

Operating Income (Loss)	$21,070	$(65,361)

Net Income (Loss) Attributable to Common Stockholders	$3,750	$(61,174)

Basic Income (Loss) Per Share	$0.04	$(0.70)
Diluted Income (Loss) Per Share	$0.04	$(0.70)

Basic Weighted Average Shares Outstanding	88,300	87,865
Diluted Weighted Average Shares Outstanding	95,562	87,865